EXHIBIT 3(b)
                                                                    ------------

                                     BYLAWS

                                       OF

                          FIRST MUTUAL BANCSHARES, INC.


                                    ARTICLE I

                                  SHAREHOLDERS

         SECTION 1. PLACE OF MEETINGS. All annual and special meetings of shareholders shall be held at the principal office of the First Mutual Bancshares, Inc. (the "Corporation") or at such other place within or without the State of Washington as the Board of Directors may determine and as designated in the notice of such meeting.

         SECTION 2. ANNUAL MEETING. A meeting of the shareholders of the Corporation for the election of Directors and for the transaction of any other business of the Corporation shall be held annually on the fourth Thursday in each April, unless that date is a legal holiday, in which case the meeting shall be held on the first business day thereafter, or at such other date and time prior to May 15 as the Board of Directors may determine.

         SECTION 3. SPECIAL MEETINGS. Special meetings of the shareholders for any purpose or purposes may be called at any time by the President, or a majority of the Board of Directors and shall be called by the President or the Secretary upon the written request of the holders of not less than one-fourth of all the outstanding capital stock of the Corporation entitled to vote at the meeting. Such written request shall state the place and purpose or purposes of the meeting and shall be delivered at the principal office of the Corporation addressed to the President or the Secretary. Except as otherwise determined by the Board of Directors, such written request must be received by the President or Secretary more than sixty days in advance of the date of the special meeting. Without limitation, the Board of Directors, through the rules adopted, and the Chairman of the meeting in the conduct thereof, may restrict or limit attendance, the debate of issues and the question period to allow the efficient conduct of the meeting and the accomplishment of the essential business to come before the meeting.

         SECTION 4. CONDUCT OF MEETINGS. Annual and special meetings shall be conducted in accordance with such rules as may be established by the Board of Directors or these Bylaws. The Board of Directors shall designate, when present, the President to preside at such meetings.

         SECTION 5. NOTICE OF MEETING. Written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered by the Secretary or the officer performing his duties, not less than ten days nor more than sixty days before the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the U.S. mail, addressed to the shareholder at his address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in Section 6 of this
Article I, with postage thereon prepaid. If a

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shareholder be present at a meeting, or in writing waive notice thereof before or after the meeting, notice of the meeting to such shareholder shall be unnecessary. When any shareholders' meeting, either annual or special, is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than thirty days or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken.

         SECTION 6. FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than sixty days, and in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

         SECTION 7. QUORUM. One-third of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a quorum is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a lawful meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         SECTION 8. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact; or authorizing another person or persons to act for the shareholder as proxy by transmitting or authorizing the transmission of a recorded telephone call, voice mail, or other electronic transmission to the Corporation or the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization, or like agent duly authorized by the person who will be the holder of the proxy to receive the transmission, provided that the transmission must either set forth or be submitted with information, including any security or validation controls used, from which it can reasonably be determined that the transmission was authorized by the shareholder. If it is determined that the transmission is valid, the inspectors of election or, if there are no inspectors, any officer or agent of the Corporation making that determination on behalf of the Corporation shall specify the information upon which they relied. The Corporation shall require the holders of proxies received by transmission to provide to the Corporation copies of the transmission and the Corporation shall retain copies of the transmission for at least sixty days. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the Board of Directors. No proxy shall be valid after eleven months from the date of its execution. [this section amended 02/27/03]

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         In order to be valid, any proxy form not supplied by the Corporation must contain all the identifying information found on the Corporation's form of proxy and must be presented to the Secretary before the beginning of the meeting. A presented proxy or other written direction which revokes a proxy previously delivered to the Corporation must so state. Votes may only be cast by proxy delivered prior to the meeting, or by full completion of a written ballot supplied by the Corporation during the meeting. A vote properly cast at the meeting will revoke any previous proxy cast on the issue in question.

         SECTION 9. VOTING OF SHARES IN THE NAME OF TWO OR MORE PERSONS. When ownership of stock stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, at any meeting of the shareholders of the Corporation, any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose name shares of stock stand, the vote or votes to which these persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

         SECTION 10. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another Corporation may be voted by any officer, agent or proxy as the Bylaws of such Corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such Corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a Director may be voted by him, either in person or by proxy, but no Director shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name, if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Neither treasury shares of its own stock held by the Corporation, nor shares held by another Corporation, if a majority of the shares entitled to vote for the election of directors of such other Corporation is held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

         SECTION 11. VOTING. Every shareholder entitled to vote at any meeting shall be entitled to one vote for each share of stock held by him. Unless otherwise provided in the Articles of Incorporation, by Statute, or by these Bylaws, a majority of those votes cast by shareholders at a lawful meeting shall be sufficient to pass on a transaction or matter.

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         SECTION 12. SHAREHOLDER PROPOSALS. All shareholders shall be entitled to consider all matters upon which they are entitled to vote. Accordingly, proposals from shareholders shall not be considered at an annual meeting unless they are submitted to the Secretary of the Corporation in writing not later than the first day of December preceding the annual meeting at which the matter is proposed for consideration, or such earlier date as the Board determines is the date 120 calendar days in advance of the date one year later than the date of mailing the previous year's proxy statement. No proposals from the floor of an annual meeting shall be entertained. The Corporation shall give notice of any shareholder proposal timely received in its notice of the annual meeting. No proposal shall be considered at a special meeting unless it is included in the notice thereof.

         SECTION 13. NOMINATING COMMITTEE. The Board of Directors, or such committee of the members of the Board of Directors as it may appoint for the purpose, shall act as the nominating committee of the Corporation. The Secretary shall serve as secretary for the nominating committee. The nominating committee shall be solely responsible for reviewing, determining the eligibility of, and the qualification of candidates to serve on the Board of Directors, including consideration of all of the requirements of law. If the entire Board of Directors serves as the nominating committee, it shall determine the slate of candidates. If the nominating committee is composed of fewer than all Directors, it shall recommend to the full Board of Directors the candidates to fill vacancies on the Board of Directors and the slate of nominees for election as directors at the annual meeting.

         The work of the nominating committee shall be conducted at one or more meetings within the fourth calendar quarter of each year, and at such other meetings as it finds advisable. The committee shall consider for nomination as Directors individuals recommended by shareholders if such nominations are received by the committee in writing on or prior to October 15 of the year preceding the annual meeting at which consideration of said nominee is desired. No nominations from the floor of any annual meetings shall be entertained, and any vote for a nominee not reviewed and recommended by the nominating committee shall be void and not counted.

         SECTION 14. NEW BUSINESS. Any new business to be taken up at the annual meeting shall be stated in writing and filed with the Secretary of the Corporation at least twenty days before the date of the annual meeting, or in the case of a shareholder proposal within the time stated at bylaw 12 of this
Article I, and all business so stated, proposed and filed shall be considered at the annual meeting, but no other proposal shall be acted upon at the annual meeting. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees, but in connection with such reports no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

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                                   ARTICLE II

                               BOARD OF DIRECTORS

         SECTION 1. GENERAL POWERS. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, its Board of Directors.

         SECTION 2. NUMBER, TERM AND ELECTION. The Board of Directors shall consist of not less than nine members nor more than thirty members, as shall from time to time be determined by resolution of the Board of Directors. The Board of Directors shall be divided into three classes as nearly equal in term as possible. The members of each class shall be elected by the shareholders for a term of three years and until their successors are elected and have qualified. One class shall be elected by ballot annually.

         SECTION 3. PLACE OF MEETINGS; PARTICIPATION. All meetings of the Board shall be held at the principal office of the Corporation in Bellevue, Washington, or such other place within or without the State of Washington as may be approved by a majority of the Board of Directors. Whenever permitted by the chairman of the meeting, members of the Board of Directors may participate in board meetings or committee meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other.

         SECTION 4. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at 3:00 p.m. on the fourth Thursday of each month unless that date is a legal holiday, in which case the meeting shall be held on the first business day thereafter at the same hour. The President, with the approval of the majority of the Board, and upon notice as provided in Section 6 of this Article, may change the date of any regular meeting to any other day, or hour of the day, within the month provided for such meeting, and may change the place thereof if such approval is given as provided in Section 3 of this Article.

         SECTION 5. SPECIAL MEETINGS. A special meeting of the Board of Directors may be called at any time by the President when in his or her opinion it is necessary or expedient, or by the Secretary on the written request of three (3) members of the Board.

         SECTION 6. NOTICE OF MEETING. Notice of a special, or change of regular, meeting of the Board shall be given by the Secretary by mail, telegraph or telephone of the time, place and purpose of the meeting, to each Director at his or her last known Post Office address in time to enable the Director, after receipt thereof, to conveniently reach the place of meeting at the appointed time; provided that notice of any meeting at other than the Corporation's principal office shall not be less than 48 hours prior to the meeting. Attendance by a Director at a meeting shall constitute a waiver of notice thereof, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

         SECTION 7. QUORUM. A quorum at any regular or special meeting of the Board shall consist of a majority of the whole Board of Directors then serving, but not less than five (5) members thereof; but less than a quorum shall have power to adjourn any meeting of the Board, from time to time, until the next regular meeting hereof.

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         SECTION 8. ORGANIZATION. Unless the Board of Directors shall by resolution otherwise provide, the Chairman shall act as chairman at all meetings of the Board of Directors and such other officer or Director as maybe designated by the Board shall act as secretary at all such meetings.

         SECTION 9. MANNER OF ACTING. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is prescribed by these Bylaws or the Articles of Incorporation.

         SECTION 10. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors. Such consent shall have the same effect as a unanimous vote.

         SECTION 11. VACANCIES. Any vacancy occurring in the Board of Directors, whether resulting from the resignation or inability to serve of an existing Director or from an increase in the number of Directors, may be filled by the affirmative vote of a majority of the remaining Directors although less than a quorum of the Board of Directors. A Director elected to fill a vacancy resulting from the resignation or inability to serve (including by reason of death) of an existing Director shall serve for the remainder of the term of the resigning, deceased or incapacitated Director. The existence of a vacancy on the Board of Directors shall not impair the authority of the remaining Directors to act in any manner authorized by law. [this section amended 03/27/03]

         SECTION 12. REMOVAL OF DIRECTORS. A Director may be removed from office for the causes and in the manner provided by law.

         SECTION 13. QUALIFICATIONS. A person shall not be a Director of this Corporation if that individual: (1) is not a resident of the State of Washington; (2) has been adjudicated a bankrupt or has taken the benefit of any insolvency law or has made a general assignment for the benefit of creditors;
(3) has suffered a judgment for a sum of money which has remained unsatisfied of record or unsecured on appeal for a period of more than three months; (4) is a director, officer, clerk or other employee of any unaffiliated bank or insured depository institution. Except as provided in Section 14 of these Bylaws, no person shall be eligible for election as a Director of this Corporation who is seventy-five (75) years of age or more, and no person shall be a Director of this Corporation solely by reason of holding public office.

         SECTION 14. AGE LIMITATIONS. A Director shall retire from the Board of Directors upon attaining age seventy-five. Upon retiring from the Board of Directors, a Director with ten years or more service may be elected to the honorary position of Director Emeritus. A Director Emeritus may attend meetings of the Board and take part in discussions, and serve on such committees of the Board as may be determined from time to time, but shall not vote on any matters or otherwise be considered a Director of this Corporation for any other purpose.

         SECTION 15. COMPENSATION OF DIRECTORS. The Board of Directors shall fix the compensation for Directors by affirmative vote of a majority of all the

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Directors. A Director receiving compensation from the Corporation for service as an officer shall not receive any additional compensation from the Corporation for service as a Director.

         SECTION 16. CHAIRMAN OF THE BOARD. The Board of Directors may elect a Chairman and Vice-Chairman of the Board. The Chairman of the Board of Directors shall preside at meetings of the Board of Directors.

         SECTION 17. EMERGENCY IN THE EVENT OF DISASTER. In the event there shall occur and be declared by appropriate governmental authority a state of disaster which shall be of such severity as to prevent the conduct and management of the affairs and business of the Corporation by its Board and officers as otherwise provided in these Bylaws, any three (3) available Directors shall constitute a Special Committee for the full conduct and management of the affairs and business of the Corporation and any two (2) shall constitute a quorum of such committee. If, in any emergency, any authorized place of business of this Corporation shall be unable to function because of this emergency, the business ordinarily conducted at such location may be relocated elsewhere, in addition to or in lieu of the locations theretofore authorized.

                                   ARTICLE III

                                   COMMITTEES

         SECTION 1. STANDING AND OTHER COMMITTEES. Standing or temporary committees, subcommittees and advisory boards may be elected from its own number by the Board of Directors from time to time by resolution of the Board of Directors. The Board of Directors may from time to time vest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by the Board. All committees so elected shall keep regular minutes of the transactions of their meetings and shall cause them to be recorded in books kept for that purpose. The designation of any such committee and the delegation of authority thereto shall not relieve the Board of Directors or any member thereof of any responsibility imposed by law.

         SECTION 2. AUDIT COMMITTEE. At the annual meeting of the Board each year, an Audit Committee of not less than three Directors, none of whom shall be officers or salaried employees of the Corporation, shall be elected. It shall be the duty of the Audit Committee to guide and review the work of the Corporation's accounting department and to examine the results of the periodic audit of the records and affairs of the Corporation for the purpose of determining the Corporation's true financial condition. The Audit Committee may employ such assistance as it deems necessary, including the services of an independent certified public accounting firm, to perform such examinations on behalf of the Committee. A report of the result of each such examination shall be presented to the Board of Directors at its regular meeting which shall be held within thirty (30) days after completion of such examinations. The Audit Committee shall make such other examinations as the Board of Directors may require.

         SECTION 3. INVESTMENT COMMITTEE. At each annual meeting, the Board of Directors shall elect an Investment Committee consisting of not less than two persons, who shall be Directors of the Corporation. The duties of the Investment Committee shall be fixed by

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resolution of the Board of Directors. The number of persons to be elected to the
Investment Committee shall be such as shall be provided from time to time by resolution of the Board of Directors, but in no event fewer than two.

         SECTION 4. QUORUM. A quorum for the Investment Committee is as stated in the Loan Policy. For other committees, a majority of the members of a committee then serving shall be necessary at all meetings to constitute a quorum for the transaction of business.

         SECTION 5. VACANCIES. In case of death, resignation or incapacity of any member of a committee, that member's place shall be filled for the remainder of the term as soon as practicable in the manner prescribed for original selection.

                                   ARTICLE IV

                             OFFICERS AND EMPLOYEES

         SECTION 1. OFFICER DESIGNATIONS. The Board of Directors shall elect from their number a Chairman of the Board and a Vice-Chairman of the Board. In addition, the Directors shall elect from their number, or otherwise, a President, and other officers having the title Executive Vice-President, Senior Vice-President, Vice-President or Assistant Vice-President.

         SECTION 2. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the Board of Directors and shall have all powers and perform the duties incidental to the office or those assigned to the Chairman from time to time by the Board of Directors. Unless otherwise provided by the Board at any time, or from time to time, the Chairman of the Board shall also be the Chief Executive Officer of the Corporation and shall exercise overall general supervision over its officers, business and affairs.

         SECTION 3. PRESIDENT. The President shall be the Chief Executive Officer of the Corporation if the Chairman of the Board is not and shall, subject to the direction of the Board, have such authority and such duties as shall be determined from time to time by the Board of Directors. The President shall also preside over meetings of the Board in the absence of the Chairman of the Board and the Vice Chairman of the Board.

         SECTION 4. VICE PRESIDENTS. The Executive Vice-President, Senior Vice-President, other Vice Presidents and Assistant Vice-Presidents as may be designated at any time or from time to time shall perform such duties and exercise such authority as may be designated by the Board of Directors, the Chairman of the Board or the officer of the Corporation assigned to supervise the activities of such officer.

         In the absence or disability of the Chairman of the Board, the Vice Chairman of the Board, and the President, the Executive Vice President, Senior Vice President and other Vice Presidents shall perform the duties of those officers in the order of their priority of status.

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         SECTION 5. SECRETARY. The Secretary shall attend meetings of the Board and the meetings of such committees of the Board as may be requested and keep the minutes of such meetings. The Secretary shall give such notices to the Directors as may be required by law or by these Bylaws and shall have the custody of the corporate seal and the contracts, papers and documents belonging to the Corporation. The Secretary shall have such powers as usually appertain to the office of Secretary and perform such other duties as may from time to time be assigned by the Board of Directors, the Chairman of the Board or the President. The Assistant Secretary or Assistant Secretaries, in the order designated by the Board, shall perform all of the duties of Secretary during the absence or disability of the Secretary and at other times may perform such other duties as are directed by the Board of Directors, the Chairman of the Board, the President or the Secretary.

         SECTION 6. TREASURER. The Treasurer shall have control of the money, securities and other property of the Corporation and shall keep regular books of account. The Treasurer shall disburse the funds of the Corporation in payment of the just demands against the Corporation or as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors from time to time as may be required in an account of all the Treasurer's transactions and of the financial condition of the Corporation. The Treasurer shall perform all other duties incidental to the office or that are properly required of the Treasurer by the Board of Directors. The Assistant Treasurer or Assistant Treasurers, in the order designated by the Board of Directors, shall perform all of the duties of the Treasurer in the absence or disability of the Treasurer and at other times may perform such other duties as are directed by the Board of Directors, the Chairman of the Board, the President or the Treasurer.

         SECTION 7. OTHER OFFICERS. Additional officers elected by the Board of Directors shall exercise such powers and perform such duties as shall be required by law or determined from time to time by the Board of Directors, the Chairman of the Board or the President.

         SECTION 8. DELEGATION. In the absence or inability to act of any officer of the Corporation and of any person herein authorized to act in that officer's place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer or any Director or other person whom it may select.

         SECTION 9. CONTRACTS AND SATISFACTIONS. Annually, or at other times as the Board of Directors shall determine, the Board shall by resolution fix and establish the authority of Corporation officers in relation to the execution of commitment letters, releases and assignments of mortgages and other documents, and as to deeds, contracts and other instruments in writing to be made or executed by the Corporation.

         SECTION 10. REPORT TO DIRECTORS. The Board of Directors shall, by resolution duly recorded in the minutes, designate an officer or officers whose duty it shall be to prepare and submit to the Directors at each regular meeting of the Board a written statement of purchases and sales of securities and of loans made since the last regular meeting of the Board. The statement shall be in such form and contain such information as the Board shall determine from time to time.

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         SECTION 11. TERM AND REMOVAL. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed, unless such removal is effected following written notice of objection to such officer by the Supervisor of Corporations.

         SECTION 12. VACANCIES. Vacancies in any office arising from any cause may be filled by the Board of Directors at any regular or special meeting of the Board.

         SECTION 13. COMPENSATION. The Board of Directors from time to time:

                  (1) Shall fix and determine the salary and other compensation and benefits of officers, employees, agents and representatives of the Corporation;

                  (2) May delegate to the Chief Executive Officer, any other officer or such committees or boards as it may specify the authority and duty to determine the salary and other compensation and benefits of officers, employees, agents and representatives of the Corporation, except as otherwise expressly provided in these Bylaws;

                  (3) May authorize or provide for employment contracts with officers, employees, agents and representatives of the Corporation and may provide for retirement, pension, insurance, disability and other benefits as the Board of Directors may deem appropriate to the extent not prohibited by law.

         SECTION 14. UNAUTHORIZED COMPENSATION. If an officer or employee of this Corporation receives any commission on any loan made by this Corporation which that individual is not authorized by the Board to retain, the officer or employee shall immediately pay the same over to the Corporation.

         SECTION 15. RESTRICTIONS ON OFFICERS. An officer of this Corporation shall not:

                  (1) Personally or as agent or partner of another, directly or indirectly, use any of the funds or deposits held by this Corporation, except to make such current and necessary payments as are authorized by the Board;

                  (2) Receive, directly or indirectly, and retain any commission on or benefit from any loan made by this Corporation or pay or emolument for services rendered to any borrower by the Corporation in connection with such loan, except as authorized by the Board;

                  (3) Become an endorser, surety or guarantor or in any manner an obligor for any loan made by the Corporation; or

                  (4) Personally or as agent or partner of another, directly or indirectly, borrow any of the funds or deposits held by the Corporation or become the owner of real property upon which the Corporation holds a mortgage. For purposes of this provision, a loan to or a purchase by an organization in which such officer is the owner of a fifteen percent equity interest or in which that officer and other officers of the Corporation hold a twenty-five percent equity interest

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shall be deemed a loan to or a purchase by such officer within the meaning of this provision, unless the loan to or purchase by such organization occurred without such officer's knowledge or against such officer's protest. A deposit in a Corporation shall not be deemed a loan within the meaning of this provision.

         SECTION 16. FIDELITY BONDS. The Board of Directors by resolution may require any and all of the officers and employees of the Corporation to give bonds to the Corporation, with sufficient surety or sureties, conditioned for the faithful performance of the duties of their respective offices and to comply with such other conditions as may from time to time be required by the Board of Directors. Such security may be accepted from any company authorized to furnish fidelity bonds and doing business under the laws of the State of Washington, and premiums therefor may be paid as a necessary expense of the Corporation.

                                    ARTICLE V

          INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

         SECTION 1.  DEFINITIONS.  As used in this article:

         A. "Action" means any actual or threatened claim, suit or proceeding, whether civil, criminal, administrative or investigative.

         B. "Another Enterprise" means a corporation (other than the Corporation), partnership, joint venture, trust, association, committee, employee benefit plan or other group or entity.

         C. "Corporation" means First Mutual Bancshares, Inc. and any predecessor to it and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger.

         D. "Director or Officer" means each person who is serving or who has served as a director or officer of the Corporation or, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of Another Enterprise.

         E. "Indemnitee" means each person who was, is or is threatened to be made a party to or is involved (including without limitation, as a witness) in an Action because the person is or was a Director or Officer of the Corporation.

         F. "Loss" means loss, liability, expenses (including attorneys' fees), judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement, actually and reasonably incurred or suffered by Indemnitee in connection with an Action.

         SECTION 2. RIGHT TO INDEMNIFICATION. The Corporation shall indemnify and hold each Indemnitee harmless against all Loss except for Losses arising out of: (a) the Indemnitee's acts or omissions finally adjudged to be intentional misconduct or a knowing violation of law, (b) the Indemnitee's approval of certain distributions or loans by such Indemnitee which are

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finally adjudged to be in violation of RCW 23A.08.450, or (c) any transaction in which it is finally adjudged that the Indemnitee personally received a benefit in money, property or services to which the Indemnitee was not legally entitled. Except as provided in Section 4 of this Article, the Corporation shall not indemnify an Indemnitee in connection with an Action (or part thereof) initiated by the Indemnitee unless such Action (or part thereof) was authorized by the Board of Directors of the Corporation. If, after the effective date of this Article, the Washington Business Corporation Act is amended to authorize further indemnification of directors or officers, then Directors and Officers of this Corporation shall be indemnified to the fullest extent permitted by the Washington Business Corporation Act, as so amended.

         SECTION 3.  BURDEN OF PROOF AND PROCEDURE FOR PAYMENT.

         A. The Indemnitee shall be presumed to be entitled to indemnification under this Article upon submission of a written claim (including a claim for expenses incurred in defending any Action in advance of its final disposition, where the undertaking in B. below has been tendered to the Corporation), and thereafter the Corporation shall have the burden of proof to overcome the presumption that the Indemnitee is so entitled.

         B. The right to indemnification conferred in this Article shall include the right to be paid by the Corporation all expenses (including attorneys' fees) incurred in defending any Action in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of an Action shall be made upon delivery to the Corporation of an undertaking, by or on behalf of such Director or Officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or Officer is not entitled to be indemnified under this Article or otherwise.

         SECTION 4. RIGHT OF INDEMNITEE TO BRING SUIT. If a claim under this
Article is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be 20 days, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the Indemnitee shall be entitled to be paid also the expense of prosecuting such claim. Neither the failure of the Corporation (including its Board of Directors, its shareholders or independent legal counsel) to have made a determination prior to the commencement of such Action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, its shareholders or independent legal counsel) that the Indemnitee is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the Indemnitee is not so entitled.

         SECTION 5. NONEXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending an Action in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

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         SECTION 6. INSURANCE, CONTRACTS AND FUNDING. The Corporation may
maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or Another Enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Washington Business Corporation Act. The Corporation may, without further corporate action, enter into contracts with any Director or Officer of the Corporation in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

         SECTION 7. INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION. The Corporation may, by action of its Board of Directors from time to time, provide indemnification and pay expenses in advance of the final disposition of an Action to employees and agents of the Corporation with the same scope and effect as the provisions of this Article with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation or pursuant to rights granted pursuant to, or provided by, the Washington Business Corporation Act or otherwise.

         SECTION 8. CONTRACT RIGHT. Rights of indemnification under this Article shall continue as to an Indemnitee who has ceased to be a Director or Officer and shall inure to the benefit of his or her heirs, executors and administrators. The right to indemnification conferred in this Article shall be a contract right upon which each Director or Officer shall be presumed to have relied in determining to serve or to continue to serve as such. Any amendment to or repeal of this Article shall not adversely affect any right or protection of a Director or Officer of the Corporation for or with respect to any acts or omissions of such Director or Officer occurring prior to such amendment or repeal.

         SECTION 9. SEVERABILITY. If any provision of this Article or any application thereof shall be invalid, unenforceable or contrary to applicable law, the remainder of this Article, or the application of such provisions to persons or circumstances other than those as to which it is held invalid, unenforceable or contrary to applicable law, shall not be affected thereby and shall continue in full force and effect.

         SECTION 10. FURTHER INDEMNIFICATION. Reference is made to the adoption of indemnity statutes at RCW 23B.08.500-600. To the extent these statutes, or any successor statute within the Washington Business Corporation Act or the Federal Bank Holding Company Act, as in effect from time to time, create rights of indemnification for officers and directors broader than contained in the balance of the bylaws within this Article V, such additional or further indemnification is approved and made a part of this bylaw.

         SECTION 11. LIMITS ON INDEMNIFICATION. Rights of indemnification under this Article shall be subject to the prohibited indemnification payments provision of the FDIC Regulations, 12 CFR, Part 359.3, as it may be amended from time to time, and the Corporation shall not make any prohibited indemnification payment as that term is defined in such Regulation. [this section added/amended 10/24/02]

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                                   ARTICLE VI

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

         SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of capital stock of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or Vice President, attested by the Secretary or an Assistant Secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or registered by a registrar, other than the company itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for the like number of shares shall have been surrendered and canceled, except that in case of a lost or destroyed certificate, a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

         SECTION 2. TRANSFER OF SHARES. Transfer of shares of capital stock of the Corporation shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Corporation. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name of shares of capital stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

                                   ARTICLE VII

                            FISCAL YEAR; ANNUAL AUDIT

         The fiscal year of the Corporation shall end on the last day of December of each year. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by the Board of Directors.

                                  ARTICLE VIII

                                    DIVIDENDS

         Dividends upon the stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in stock.

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                                   ARTICLE IX

                                 CORPORATE SEAL

         The corporate seal of the Corporation shall be in such form as the Board of Directors shall prescribe.

                                    ARTICLE X

                                   CONFORMITY

         Any article, section or provision of these Bylaws which shall be in conflict with any laws or regulations relating to or governing this Corporation or the activities thereof shall be deemed amended to conform therewith. Whether or not specifically provided in these Bylaws, this Corporation, its Board of Directors and its officers shall have all authority, control, management and power granted to or provided for corporations by the laws of the State of Washington and any other laws now or hereafter in effect. If any provision of these Bylaws should be held invalid or in violation of any law or regulation, it shall not affect the validity of the remainder of these Bylaws or of the article, section or other subdivision thereof in which such provision appears.

                                   ARTICLE XI

                                   AMENDMENTS

         These Bylaws may be amended at any time by a majority vote of the Board of Directors.







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